EXHIBIT 99.1

Performance Sports Group Revises Fiscal 2016 Outlook and Reports Preliminary Fiscal Third Quarter Results

- Investor Call Scheduled Today at 8:00 a.m. E.T. -

EXETER, NH - March 8, 2016 - Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, has revised its outlook for its 2016 fiscal year and reported preliminary results for its fiscal third quarter ended February 29, 2016. All figures are in U.S. dollars. Certain metrics, including those expressed on an adjusted and/or constant currency basis, are non-GAAP financial measures (see “Non-GAAP Financial Measures” below). All figures exclude the accounting gain the Company expects to record in the third quarter of fiscal 2016 associated with its acquisition of Easton Hockey in January 2016.

The Company has reduced its fiscal year 2016 Adjusted EPS guidance by approximately $0.55 per diluted share to approximately $0.12 to $0.14 per diluted share as compared to its prior publication of guidance ($0.66 to $0.69 per diluted share), primarily as a result of the following three factors:

(i)	a write down of the receivable balance from a U.S. national sporting goods retailer that has filed under chapter 11 and the related anticipated loss of sales from this retailer ($0.09 per share);
(ii)	an anticipated reduction in sales, particularly due to weakness in the baseball/softball market ($0.31 per share); and
(iii)	additional bad debt reserves primarily for certain U.S. hockey customers and the related anticipated loss of sales from such customers ($0.19 per share).

Offsetting these reductions are anticipated incremental cost savings of $0.04 per diluted share on an Adjusted EPS basis.

For the third quarter of fiscal 2016, the Company expects to report revenues of approximately $125 million or 9% lower compared to the same quarter last year. On a constant currency basis, total Company revenues are expected to have declined by approximately 6% to $130 million.

Adjusted EPS in the third quarter is expected to be approximately ($0.29) per diluted share (($0.16) per diluted share on a constant currency basis), compared to Adjusted EPS of $0.13 per diluted share in the same quarter last year.

Adjusted EPS in the fourth quarter is expected to be approximately $0.15 to $0.17 per diluted share ($0.20 to $0.22 per diluted share on a constant currency basis), compared to Adjusted EPS of $0.32 per diluted share in the same quarter last year.

Adjusted EPS in fiscal year 2016 is expected to be approximately $0.12 to $0.14 per diluted share ($0.64 to $0.66 per diluted share on a constant currency basis), compared to Adjusted EPS of $1.02 per diluted share in fiscal year 2015.

Management Commentary

“The second half of fiscal 2016 has been impacted by adverse market conditions and related customer credit issues,” said Kevin Davis, CEO, Performance Sports Group. “The baseball/softball market is experiencing an unexpected significant downturn in retail sales, including in our important bat category. This weakening of consumer demand, coupled with the chapter 11 filing by one of the largest U.S. national sporting goods retailers, is reducing our sales for baseball and softball products. Additionally, the consolidation of hockey retail in the U.S. has reduced our customers’ demand for products more than we previously anticipated as they continue to reduce their inventory levels.”

“In light of these events and challenges, including the bankruptcy of an internet baseball retailer in our second quarter, we decided to increase our bad debt reserves for certain of our U.S. hockey and baseball/softball customers.”

“Despite the challenges facing our U.S. baseball/softball and hockey businesses,” continued Davis, “the rest of our global businesses continue to perform well. In hockey, we expect our non-U.S. order book for the important Back-to-Hockey season, which begins in our fourth quarter, to show continued resilience, with constant currency orders up by low-to-mid single digits.”

“Finally, even with our revised Adjusted EPS guidance, we expect debt reduction of between $35 million to $40 million during the second half of fiscal 2016. We will communicate our revised expectations for fiscal 2017 leverage in the future.”

Presentation of Financial Information

All figures indicated above with respect to the fiscal third quarter, the fiscal fourth quarter and fiscal year 2016 are preliminary, have not been reviewed by the Company’s auditors and are subject to change as the Company’s financial results are finalized.

The preliminary results and outlook (including anticipated hockey booking orders for the “Back to Hockey” season) provided in this press release constitute forward-looking statements within the meaning of applicable securities laws, are based on a number of assumptions, and are subject to a number of risks and uncertainties. Please see the section below entitled “Caution Regarding Forward-Looking Statements.”

The Company will announce at a later date when it intends to issue a press release with respect to the finalized financial results for the fiscal third quarter ended February 29, 2016. At such time, the Company will also file its quarterly report on Form 10-Q which will include unaudited consolidated financial statements, together with the notes thereto and management’s discussion and analysis of financial condition and results of operations of the Company for the three and nine months ended February 29, 2016.

Conference Call

Performance Sports Group will hold a conference call today, March 8, 2016, at 8:00 a.m. Eastern time to discuss its preliminary fiscal third quarter results, and outlook for the fiscal fourth quarter and fiscal 2016.

The Company’s CEO Kevin Davis, President of PSG Brands Amir Rosenthal, and CFO Mark Vendetti will host the conference call, followed by a question and answer period.

Date: Tuesday, March 8, 2016

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-888-587-0615

International dial-in number: 1-719-457-2697

Conference ID: 6645276

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at

http://public.viavid.com/index.php?id=118611 and via the investors section of the Company’s website at www.PerformanceSportsGroup.com.

A replay of the conference call will be available after 11:00 a.m. Eastern time today through April 8, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 6645276

About Performance Sports Group Ltd.

Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and it holds the No. 1 North American position in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. The Company is focused on building its leadership position by growing market share in all product categories and pursuing strategic acquisitions. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes, as well as the S&P/TSX Composite Index. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Non-GAAP Financial Measures

Adjusted EPS and constant currency metrics are non-GAAP financial measures. These non-GAAP financial measures are not recognized measures under GAAP and do not have a standardized meaning prescribed by GAAP, and are therefore unlikely to be comparable to similar measures presented by other companies. When used, these measures are defined in such terms as to allow the reconciliation to the closest GAAP measure. These measures are provided as additional information to complement those GAAP measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under GAAP. The Company uses non-GAAP financial measures, such as Adjusted EPS and constant currency metrics, to provide investors with a supplemental measure of its operating performance and thus highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company also believes that securities analysts, investors and other interested parties frequently use non-GAAP financial measures in the evaluation of issuers. The Company also uses non-GAAP financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements.

Adjusted EPS is defined as Adjusted Net Income/Loss divided by the weighted average diluted shares outstanding. Adjusted Net Income/Loss is defined as net income adjusted for all unrealized gains/losses related to derivative instruments and unrealized gains/losses related to foreign exchange revaluation, non-cash or incremental charges associated with acquisitions, amortization of acquisition related intangible assets for acquisitions since the Company’s initial public offering in Canada, costs related to share offerings, share-based compensation expense and other non-cash or one-time items.

All references to “constant currency,” a non-GAAP financial measure, reflect the impact of translating the current period results at the monthly foreign exchange rates of the prior year period, the effect of changes in the value of the Canadian dollar against the U.S. dollar on our cost of goods purchased for sale outside of the United States, including the related realized gains/losses on derivatives and the realized gains/losses generated from revaluing non-functional currency assets and liabilities. The reported foreign exchange impact does not include the impact of fluctuations in Asian currencies against the U.S. dollar and their related effect on our Asian-sourced finished goods. For more information, see “Part 1. Item 2. Management’s Discussion and Analysis of Financial Condition

and Results of Operations - Factors Affecting our Performance - Impact of Foreign Exchange and Hedging Practices” in the Company’s quarterly report on Form 10-Q dated January 13, 2016.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the Company’s preliminary results for its fiscal third quarter, and revised outlook for its fiscal fourth quarter and fiscal 2016, including, with respect to, the reduction in the Company’s fiscal 2016 Adjusted EPS guidance by approximately $0.55 per diluted share to approximately $0.12 to $0.14 per diluted share as compared to its prior publication of guidance, primarily as a result of the following three factors: (i) a write down of the receivable balance from a U.S. national sporting goods retailer that has filed under chapter 11 and the related anticipated loss of sales from this retailer ($0.09 per share); (ii) an anticipated reduction in sales, particularly due to weakness in the baseball/softball market ($0.31 per share); and (iii) additional bad debt reserves primarily for certain U.S. hockey customers and the related anticipated loss of sales from such customers ($0.19 per share), all offset by anticipated incremental cost savings of $0.04 per share on an Adjusted EPS basis.

Additionally, this press release includes forward-looking statements within the meaning of applicable securities laws, including with respect to, among other things, the Company’s expectation that revenues for the fiscal third quarter of 2016 will be approximately $125 million ($130 million on a constant currency basis), the Company’s expectation that Adjusted EPS for the third quarter of fiscal 2016 will be approximately ($0.29) per diluted share (($0.16) per diluted share on a constant currency basis), the Company’s expectation that Adjusted EPS in the fiscal fourth quarter of 2016 will be approximately $0.15 to $0.17 per diluted share ($0.20 to $0.22 per diluted share on a constant currency basis), the Company’s expectation that Adjusted EPS in fiscal year 2016 will be approximately $0.12 to $0.14 per diluted share ($0.64 to $0.66 per diluted share on a constant currency basis), the Company’s expectation that its non-U.S. hockey booking orders will be up by low-to-mid single digits, the Company’s expectation of reducing its debt between $35 million to $40 million during the second half of fiscal 2016, and the Company’s expectation that it will record an accounting gain in the third quarter of fiscal 2016 associated with its acquisition of Easton Hockey in January 2016. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Implicit in forward-looking statements in respect of our preliminary fiscal third quarter results, our revised outlook for the fiscal fourth quarter and 2016 fiscal year and our expected debt reduction during the second half of fiscal 2016, are assumptions regarding, among other things, reduced sales for our baseball and softball products continuing for the remainder of fiscal 2016 due to the weakening of demand at retail and the recent chapter 11 filing of one of the largest U.S. national sporting goods retailers, the appropriateness of our bad debt reserves, our customers’ ability to make payments when due consistent with historical practice, capital expenditures remaining in line with our forecast, currency rates remaining near current levels for the remainder of fiscal 2016, no material interest rate increase in relation to our outstanding indebtedness for the remainder of fiscal 2016, the Company achieving its expected levels of hockey booking orders and translating such booking orders into realized sales, the Company realizing the expected savings from its cost savings and other initiatives, and maintaining a tax rate at or near recent historical levels. These assumptions, although considered reasonable by the Company at the time of preparation, may prove to be incorrect. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our preliminary fiscal third quarter results, our revised outlook for the fiscal fourth quarter and 2016 fiscal year and our expected debt reduction during the second half of fiscal 2016, are subject to a number of risks and uncertainties, including, among other things, those described below, the risk that excess retail inventory in the U.S. baseball/softball market results in more than anticipated cancelled or delayed orders by the Company’s customers, the risk that customers are unable to make payments to the Company when due, changes in foreign currency rates, interest rate changes, inability to translate booking orders into realized sales, as further described below, inability to introduce new and innovative products, inability to generate demand for our products, inability to achieve the benefits anticipated from the Company’s cost savings and other initiatives, and general economic, market and business conditions, and could differ materially from what is currently expected as set out above.

Our revenues are generated from (i) booking orders, which are typically received several months in advance of the actual delivery date or range of delivery dates, (ii) repeat orders, which are for at-once delivery, and (iii) other orders. Booking orders include firm orders for which we are given specific delivery dates and planning orders for which we are given a range of delivery dates. Planning orders represent a small, but growing part of our total booking orders. In recent years, the conversion rate of planning orders, or the percentage of planning orders which are ultimately shipped, is not materially different than the conversion rate of firm orders. There can be no assurances that this trend will continue for upcoming seasons. The seasonality of our business and the manner in which we solicit orders could create quarterly variations in the percentage of our revenues that are comprised of booking orders. Although our booking orders give us some visibility into our future financial performance, there may not be a direct relationship between our booking orders and our future financial performance given several factors, among which are: (i) the timing of order placement compared to historical patterns, (ii) our ability to service demand for our product, (iii) the willingness of our customers to commit to purchasing our product, and (iv) the actual sell-through of our products at retail driving changes in repeat orders. As a result, there can be no assurances that our booking orders will translate into realized sales. Failure to convert booking orders into realized sales could adversely affect our business and financial condition.

Forward-looking statements, by their nature, are based on assumptions, including those described herein and are subject to important risks and uncertainties. Many factors could cause the Company's actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors: inability to maintain and enhance brands, inability to introduce new and innovative products, intense competition in the sporting equipment and apparel industries, inability to own, enforce, defend and protect intellectual property rights worldwide, costs associated with potential lawsuits to enforce, defend or protect intellectual property rights, inability to protect our brands and rights to use such brands, infringement of intellectual property rights of others, inability to translate booking orders into realized sales, including risks associated with changes in the mix or timing of orders placed by customers, seasonal fluctuations in our operating results and the trading price of our Common Shares, decrease in popularity of ice hockey, baseball and softball, roller hockey or lacrosse, reduced popularity of the National Hockey League, Major League Baseball or other professional or amateur leagues in sports in which our products are used, adverse publicity of athletes who use our products or the sports in which our products are used, inability to ensure third-party suppliers will meet quality and regulatory standards, reliance on third-party suppliers and manufacturers, disruption of distribution systems, loss of significant customers or suppliers, loss of key customers’ business due to customer consolidation, losses resulting from customer insolvency events, change in the sales mix towards larger customers, cost of raw materials, shipping costs and other cost pressures, risks associated with doing business abroad, inability to expand into international market segments, inability to accurately forecast demand for products, inventory shrinkage, excess inventory due to inaccurate demand forecasts, product liability, warranty and recall claims, inability to successfully design products that satisfy testing protocols and standards established by testing and athletic governing bodies, inability to obtain and maintain necessary approvals in respect of products that may be considered medical devices, inability to successfully open and operate Own The Moment Hockey Experience retail stores, inability to successfully implement our strategic initiatives on anticipated timelines, including our profitability improvement initiative, risks associated with our third-party suppliers and manufacturers failing to manufacture products that comply with all applicable laws and regulations, inability to source merchandise profitably in the event new trade restrictions are imposed or existing trade restrictions become more burdensome, departure of senior executives or other key personnel with specialized market knowledge and technical skills, litigation, including certain class action lawsuits, employment or union-related disputes, disruption of information technology systems, including damages from computer viruses, unauthorized access, cyberattack and other security vulnerabilities, potential environmental liabilities, restrictive covenants in our credit facilities, increasing levels of indebtedness, inability to generate sufficient cash to fund operations or service the Company’s indebtedness, failure to make, integrate, and maintain new acquisitions, inability to realize growth opportunities or cost synergies that are anticipated to result from new acquisitions such as Easton Baseball/Softball and Easton

Hockey, undisclosed liabilities acquired pursuant to recent acquisitions, volatility in the market price for our Common Shares, possibility that we will need additional capital in the future, incurrence of additional expenses as a result of the loss of our foreign private issuer status, assertion that the acquisition of the Bauer Hockey Business at the time of the Canadian IPO was an inversion transaction, our current intention not to pay cash dividends, dependence on the performance of subsidiaries given our status as a holding company, potential inability of investors to enforce judgments against the Company and its directors, fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies, general adverse economic and market conditions, changes in government regulations, including tax laws and unanticipated tax liabilities and natural disasters and geo-political events, as well as the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q dated January 13, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Mark Vendetti

Chief Financial Officer

Tel 1-603-430-2111

investors@performancesportsgroup.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

PSG@liolios.com

Media Contact:

Steve Jones

Sr. Director, Corporate Communications

Tel 1-603-610-5813

media@performancesportsgroup.com